Exhibit 10.8

REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT DATED AS OF AUGUST 14, 2008 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG PORTSIDE GROWTH AND OPPORTUNITY FUND (“PORTSIDE”), AS FIRST LIEN COLLATERAL AGENT (AS DEFINED THEREIN), PORTSIDE, AS SECOND LIEN COLLATERAL AGENT (AS HEREINAFTER DEFINED), AND ANY SUBSIDIARY GUARANTOR (AS DEFINED THEREIN) FROM TIME TO TIME PARTY THERETO. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE SECURED PARTIES (AS HEREINAFTER DEFINED), PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

SECOND LIEN SECURITY AGREEMENT

SECOND LIEN SECURITY AGREEMENT, dated as of August 14, 2008 (this “Agreement”), made by each of the parties set forth on the signature pages hereto (each a “Grantor” and collectively and together with the Company, the “Grantors”), in favor of PORTSIDE GROWTH AND OPPORTUNITY FUND, a company organized under the laws of the Cayman Islands, in its capacity as collateral agent (“Portside” or in such capacity, the “Second Lien Collateral Agent”) to the Secured Parties referred to below.

W I T N E S S E T H:

WHEREAS, pursuant to the Securities Purchase Agreement, dated as of August 14, 2008, (as amended, restated, supplemented, replaced, modified or otherwise changed from time to time, the “Purchase Agreement”), among Nanogen, Inc., a Delaware corporation (the “Company”) has agreed to issue, and each party listed as a “Investor” on the Schedule of Investors (collectively, the “Investors”) attached to the Purchase Agreement, has agreed to purchase, the Notes referred to in the Purchase Agreement (as amended, restated, supplemented, replaced, modified or otherwise changed from time to time, collectively, the “Notes”);

WHEREAS, pursuant to the Securities Purchase Agreement, dated as of August 14, 2008 (as amended, restated, supplemented, replaced, modified or otherwise changed from time to time, the “Elitech Purchase Agreement” and collectively with the Purchase Agreement, the “Purchase Agreements”) between the Company and Financière Elitech SAS, a société par actions simplifiée formed under the laws of France (for the purposes of this Agreement, also an Investor), the Company has agreed to issue, and the Investor has agreed to purchase, the Notes referred to in the Elitech Purchase Agreement;

WHEREAS, it is a condition precedent to each of the Investors purchasing the Notes pursuant to the Purchase Agreements that the Company execute and deliver to this Agreement providing for the grant of a second priority perfected security interest all of the property and assets of each Grantor (other than the Italian Capital Stock, which shall be subject to a first priority perfected security interest for the benefit of the Secured Parties) to secure all of the Company’s obligations under the Purchase Agreements, the Notes, and the other Transaction Documents;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce each of the Secured Parties (as defined below) to enter into the transactions under the Purchase Agreements, each Grantor agrees as follows:

SECTION 1. Definitions.

(a) Reference is hereby made to the Purchase Agreements and the Notes for a statement of the terms thereof. All capitalized terms used in this Agreement and the recitals hereto which are defined in the Purchase Agreements, the Notes or in Articles 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Code”), and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Second Lien Collateral Agent may otherwise determine.

(b) The following terms shall have the respective meanings provided for in the Code: “Accounts”, “Cash Proceeds”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Security”, “Record”, “Security Account”, “Software”, and “Supporting Obligations”.

(c) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Copyright Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any copyright (including, without limitation, all Copyright Licenses set forth in Part F of Schedule I hereto).

“Copyrights” means all domestic and foreign copyrights, whether registered or not, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by any Grantor (including, without limitation, all copyrights described in Part F of Schedule I hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“Event of Default” shall have the meaning set forth in the Notes.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code (Chapter 11 of Title 11 of the United States Code) or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief from creditors.

“Intellectual Property” means the Copyrights, Trademarks and Patents.

“Intellectual Property Offices” means, (i) with respect to United States Copyrights or related Licenses, the United States Copyright Office, (ii) with respect to United States Trademarks and United States Patents or related Licenses, the United States Patent and Trademark Office and (iii) with respect to respect to foreign Intellectual Property and related Licenses, for the applicable offices located in the jurisdictions outside of the United States and covering rights in such jurisdictions relating to such foreign Intellectual Property and Licenses.

“Licenses” means the Copyright Licenses, the Trademark Licenses and the Patent Licenses.

“Lien” shall have the meaning set forth in the Notes.

“Noteholders” means the Investors and the holders of the Notes.

“Patent Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent (including, without limitation, all Patent Licenses set forth in Part F of Schedule I hereto).

“Patents” means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae described in Part F of Schedule I hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Secured Parties” means each of the Second Lien Collateral Agent, the Investors and the other Noteholders.

“Trademark Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements now or hereafter owned by any Grantor and now or hereafter covered by such licenses (including, without limitation, all Trademark Licenses described in Part F of Schedule I hereto).

“Trademarks” means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by any Grantor (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers described in Part F of Schedule I hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other Records of any Grantor relating to the distribution of products and services in connection with which any of such marks are used.

“Transaction Documents” means the “Transaction Documents” as defined in the Purchase Agreements, but shall not include the Elitech Guaranty (as defined therein) and any documents relating to the Notes issued pursuant to the Securities Pledge Agreement dated August 26, 2007 (as amended, the “Exchanged Note SPA”), and any Notes issued in connection with any Amendment and Exchange Agreement with respect to the Exchanged Note SPA.

SECTION 2. Grant of Security Interest. As collateral security for all of the Obligations referred to below, the Company hereby pledges and collaterally assigns to the Second Lien Collateral Agent for the benefit of the Secured Parties, and grants to the Second Lien Collateral Agent for the benefit of the Secured Parties a continuing security interest in, all of the Grantor’s right, title and interest in all personal property of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible (collectively, the “Collateral”), including, without limitation, the following:

(a) all Accounts; (b) all Chattel Paper (whether tangible or electronic); (c) the Commercial Tort Claims specified on Part D of Schedule I hereto; (d) all Deposit Accounts, all cash and other property from time to time deposited therein and the monies and property in the possession or under the control of the Secured Parties or any affiliate, representative, agent or correspondent of any Secured Party; (e) all Documents; (f) all Equipment; (g) all Fixtures; (h) all General Intangibles (including, without limitation, all Payment Intangibles); (i) all Goods; (j) all Instruments (including, without limitation, Promissory Notes and each certificated Security); (k) all Inventory; (l) all Investment Property; (m) all Copyrights, Patents and Trademarks, and all Licenses; (n) all Letter-of-Credit Rights; (o) all Supporting Obligations; (p) all other tangible and intangible personal property of each Grantor (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of any Grantor described in the preceding clauses of this Section 2 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by each Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of any Grantor or any other Person from time to time acting for any Grantor, in each case, to the extent of such Grantors rights therein, that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 or are otherwise necessary or helpful in the collection or realization thereof; and (q) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral; in each case howsoever any Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Notwithstanding anything herein to the contrary, the term “Collateral” shall not include (collectively “Excluded Collateral”) (i) in the case of a Subsidiary of such Grantor organized under the laws of a jurisdiction other than the United States, any of the states thereof or the District of Columbia (an “Foreign Subsidiary”), Capital Stock of a Foreign Subsidiary of such Grantor, in excess of 65% (or such greater percentage that, due to a change in applicable law after the date hereof, (A) would not cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) would not cause any material adverse tax consequences) of the issued and outstanding shares of Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (it being understood and agreed that the Collateral shall include 100% of the issued and outstanding shares of (i) Capital Stock of Nanogen Advanced Diagnostics, S.r.l., a company with limited liability (società a responsabilità limitata), incorporated under the laws of Italy, with registered office in Italy, Trezzano sul Naviglio (MI), having registered share capital of Euros 50.000,00 and shared capital subscribed and paid in of Euros 50.000,00, registered in the Companies Registry at n. 05239350969, Italian tax payer code n. 05239350969 (the “Italian Capital Stock”) which will be subject to a first priority security interest pursuant to the terms hereof and of the Pledge as Collateral on Share of a Limited Liability Company dated the date hereof by and between the Company and the Collateral Agent and (ii) Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of such Foreign Subsidiary); and (ii) receivables or property pledged or sold pursuant to that certain General Conditions for Future Factoring Operations, dated December 12, 2006, in favor of GE Capital Finance S.p.A and (iii) any “Collateral” as defined in that certain Security Agreement dated as of 29 September 2006 between Drug Royalty Trust 9 and Epoch Bioscience Inc. as supplemented by that certain Security Agreement dated as of June 20, 2008 between Drug Royalty LP1 and Epoch Bioscience Inc. and that certain Security Agreement dated as of March 28, 2008 between Drug Royalty LP2 and Epoch Bioscience Inc and any “Assigned Interests” as defined in that certain Royalty Interest Assignment Agreement dated as of 29 September 2006 between Drug Royalty Trust 9 and Epoch Bioscience Inc. and Nanogen Inc. as supplemented by that certain Supplemental Royalty Interest Assignment Agreement dated as of March 28, 2008 between Drug Royalty LP1, Nanogen, Inc. and Epoch Bioscience Inc. and that certain Royalty Interest Assignment Agreement dated as of March 28, 2008 between Drug Royalty LP2 and Epoch Bioscience Inc; (iv) collateral securing the Letters of Credit and other letters of credit and security deposits permitted by paragraphs (x) and (xi) of the definition of Permitted Indebtedness; (v) such Grantor’s real property interests; (vi) any General Intangibles or other rights arising under any contracts, instruments, licenses or other documents as to which the grant of a security interest or collateral assignment would (A) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, or (B) give any other party to such contract, instrument, license or other document an enforceable right to terminate its obligations thereunder; (vii) any asset, the granting of a security interest in, or collateral assignment of, which would be void or illegal under any applicable governmental law, rule or regulation, or pursuant thereto would result in, or permit the termination of, such asset; or (viii) any asset subject to a Permitted Lien (other than Liens in favor of the Secured Parties) to the extent that the grant of other Liens on, or collateral assignment of, such asset (A) would result in an enforceable breach or violation of, or constitute a default under, the agreement or instrument governing such Permitted Lien, (B) would result in the loss of use of such asset or (C) would permit the holder of such Permitted Lien to terminate the Grantor’s use of such asset, or (ix) the minority equity interests in Mirina Corporation, HX Diagnostics, Inc., Pharmacogenetics Library Diagnostics, LLC and Jurilab Ltd. to the extent that the grant of Liens on, or collateral assignment of, interests in such equity interests would trigger or otherwise cause a right of first refusal, right of first offer, or other similar rights to be exercisable by any third party or result in the loss of any voting, dividend or other equity holder rights in respect of such equity interests.

Second Lien Collateral Agent agrees that its security interest in Intellectual Property of any Grantor is subject to the terms of any licenses or leases of the Intellectual Property granted by such Grantor in accordance with customary terms or practices within the industry in which the Grantor operates and further agrees that any sale or other disposition of any Intellectual Property upon the enforcement of remedies hereunder shall be expressly subject to such licenses or leases.

SECTION 3. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (collectively, the “Obligations”):

(a) the payment by the Company, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Purchase Agreements, the Notes and the other Transaction Documents, including, without limitation, (A) all principal of and interest on the Notes (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Grantor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), and (B) all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Transaction Documents; and

(b) the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, with respect to any conversion or redemption rights of the Noteholders.

Any portion of a Note converted into Capital Stock of the Company shall be treated as having been paid and no longer an outstanding Obligation.

SECTION 4. Representations and Warranties. Each Grantor represents and warrants as of the date of this Agreement as follows:

(a) Part A of Schedule I hereto sets forth (i) the exact legal name of each Grantor, and (ii) the state of incorporation, organization or formation and the organizational identification number of each Grantor in such state.

(b) There is no pending or, to its knowledge, written notice threatening any action, suit or proceeding affecting any Grantor before any Governmental Authority or any arbitrator, or any order, judgment or award issued by any Governmental Authority or arbitrator, in each case, that may adversely affect the grant by any Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Second Lien Collateral Agent of any of its rights or remedies hereunder.

(c) All Federal, state and local tax returns and other reports required by applicable law to be filed by any Grantor have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Grantor or any property of any Grantor (including, without limitation, all federal income and social security taxes on employees’ wages) and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with generally accepted accounting principles consistently applied (“GAAP”).

(d) All Equipment, Fixtures, Goods and Inventory (other than Equipment, Fixtures, Goods and Inventory in transit or on loan or lease to customers) of each Grantor now existing are, and all Equipment, Fixtures, Goods and Inventory of each Grantor hereafter existing will be, located and/or based at one of the addresses specified therefor in Part B of Schedule I hereto (or a new Part B of Schedule I delivered by the Grantors to the Second Lien Collateral Agent from time to time), except that each Grantor will give the Second Lien Collateral Agent written notice of any transfer to any additional locations of any such Collateral within 20 days of such change. Each Grantor’s chief place of business and chief executive office, the place where each Grantor keeps its Records concerning Accounts and all originals of all Chattel Paper are located at the addresses specified therefor in Part B of Schedule I hereto. None of the Accounts is evidenced by Promissory Notes or other Instruments. Set forth in Part E of Schedule I hereto is a complete and accurate list, as of the date of this Agreement, of (i) each material Promissory Note, Security and other Instrument owned by each Grantor and (ii) each Deposit Account,

Securities Account and Commodities Account of each Grantor, together with the name and address of each institution at which each such account is maintained, the account number for each such account and a description of the purpose of each such account. Set forth in Part G of Schedule I hereto is a complete and correct list of each material trade name used by each Grantor.

(e) Part F of Schedule I hereto sets forth a true and complete list of all material Licenses existing on the date of this Agreement. Upon request by Second Lien Collateral Agent, each Grantor will deliver to the Second Lien Collateral Agent complete and correct copies of any material License listed in Part F of Schedule I hereto. Each such License sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of such Grantor or any of its affiliates in respect thereof. Each material License now existing is, and any material License entered into in the future will be, the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. No default under any material License by any such party has occurred, nor to the knowledge of Grantor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such party.

(f) Part F of Schedule I hereto sets forth a true and complete list of all registered copyrights, issued Patents and registered Trademarks owned by each Grantor as of the date hereof (other than Excluded Collateral).

(g) The Collateral is free and clear of any Liens, except for Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office, except such as may have been filed in favor of the Secured Parties relating to this Agreement or the other Security Documents and except as to Permitted Liens.

(h) The exercise by the Second Lien Collateral Agent of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or otherwise affecting each Grantor or any of its properties and will not result in or require the creation of any Lien, upon or with respect to any of its properties.

(i) No authorization or approval or other action by, and no notice to or filing with, any US Governmental Authority or other US regulatory body, is required for (i) the grant by each Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or (ii) the exercise by the Second Lien Collateral Agent of any of its rights and remedies hereunder, except (except (A) for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements described in Part C of Schedule I hereto (or a new Part C of Schedule I delivered by the Grantors to the Second Lien Collateral Agent from time to time), all of which financing statements have been duly filed and are in full force and effect or will be duly filed and in full force and effect, (B) with respect to Deposit Accounts, and all cash and other property from time to time deposited therein, or Commodity

Contracts for the execution of a control agreement with the depository institution or commodity intermediary with which such account is maintained, each as provided in Section 5(i), (C) with respect to the perfection of the security interest created hereby in the Intellectual Property and Licenses, for the recording of the appropriate Grant of Security Interest, substantially in the form of Exhibit A hereto in the applicable Intellectual Property Office, (D) with respect to the perfection of the security interest created hereby in Titled Collateral, for the submission of an appropriate application requesting that the Lien of the Second Lien Collateral Agent be noted on the Certificate of Title or certificate of ownership, completed and authenticated by the applicable Grantor, together with the Certificate of Title or certificate of ownership, with respect to such Titled Collateral, to the appropriate Governmental Authority, (E) with respect to the perfection of the security interest created hereby in any Letter-of-Credit Rights, for the consent of the issuer of the applicable letter of credit to the assignment of proceeds as provided in the Uniform Commercial Code as in effect in the applicable jurisdiction, (F) with respect to any action that may be necessary to obtain control of Collateral constituting Deposit Accounts, Commodity Contracts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights, the taking of such actions, and (G) the First Lien Collateral Agent having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral (subclauses (A), (B), (C), (D), (E), (F) and (G), each a “Perfection Requirement” and collectively, the “Perfection Requirements”).

(j) This Agreement creates in favor of the Second Lien Collateral Agent a legal, valid and enforceable security interest in the Collateral, as security for the Obligations. The Perfection Requirements result in the perfection of such security interests in the United States. Such security interests are, or in the case of Collateral in which each Grantor obtains rights after the date hereof, will be (a) with respect to Collateral other than the Italian Capital Stock, perfected, second priority security interests in the United States, subject only to Permitted Liens and the Perfection Requirements and (b) with respect to the Italian Capital Stock perfected, first priority security interests, subject only to the Perfection Requirements in paragraph (i)(A) above and other requirements under Italian law set forth in Section 4(s) of the Purchase Agreements. Such recordings and filings and all other action necessary to perfect and protect such security interest in the United States have been duly taken or will be taken pursuant to Section 5(a), except for the First Lien Collateral Agent’s having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral after the date hereof and the other actions, filings and recordations described above, including the Perfection Requirements.

(k) As of the date hereof, no Grantor has commenced proceeding on any Commercial Tort Claims or has knowledge of any pending Commercial Tort Claims, except for such Commercial Tort Claims described in Part D of Schedule I hereto.

SECTION 5. Covenants as to the Collateral. So long as any of the Obligations (other than inchoate indemnity Obligations) shall remain outstanding, unless the Second Lien Collateral Agent shall otherwise consent in writing:

(a) Further Assurances. Each Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Second Lien Collateral Agent, subject to the Intercreditor Agreement, may reasonably request in order to: (i) perfect or protect the security interest purported to be created hereby; (ii) enable the Second Lien Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously all Chattel Paper and, at the request of the Second Lien Collateral Agent, each of its Records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to the Second Lien Collateral Agent, indicating that such Chattel Paper, or Collateral is subject to the security interest created hereby, (B) delivering and pledging to the Second Lien Collateral Agent pursuant to each Promissory Note, Security, Chattel Paper or other Instrument included in the Collateral, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Second Lien Collateral Agent, (C) executing and filing (to the extent, if any, that any Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or that the Second Lien Collateral Agent may reasonably request in order to perfect and preserve the security interest purported to be created hereby, (D) furnishing to the Second Lien Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral in each case as the Second Lien Collateral Agent may reasonably request, all in reasonable detail, (E) if any Collateral shall be in the possession of a third party, notifying such Person of the Second Lien Collateral Agent’s security interest created hereby and obtaining a written acknowledgment from such Person that such Person holds possession of the Collateral for the benefit of the Second Lien Collateral Agent, which such written acknowledgement shall be in form and substance reasonably satisfactory to the Second Lien Collateral Agent, (F) if at any time after the date hereof, any Grantor determines to commence proceedings with respect to any Commercial Tort Claim, promptly notifying the Second Lien Collateral Agent in a writing signed by such Grantor setting forth a brief description of such Commercial Tort Claim and granting to the Second Lien Collateral Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to the Second Lien Collateral Agent, (G) upon the acquisition after the date hereof by any Grantor of any motor vehicle or other Equipment subject to a certificate of title or ownership (other than a Motor Vehicle or Equipment that is subject to a purchase money security interest), causing the Second Lien Collateral Agent to be listed as the lienholder on such certificate of title or ownership and delivering evidence of the same to the Second Lien Collateral Agent in accordance with Section 5(j) hereof. Notwithstanding the foregoing or anything else in this Agreement, in no event shall any Grantor be required to undertake steps to perfect the security interests granted hereunder under the laws of any foreign jurisdiction.

(b) Location of Equipment and Inventory. Each Grantor will keep the Equipment and Inventory (other than Equipment and Inventory in transit, or on loan or lease to customers) (i) at a location specified on Schedule III hereto, or (ii) at such other locations as Grantor shall notify Second Lien Collateral Agent within 20 days following the relocation of Equipment or Inventory to such other location and Grantor shall deliver to the Second Lien Collateral Agent a new Schedule III indicating such new locations.

(c) Condition of Equipment. Each Grantor will maintain or cause the Equipment (necessary to its business) to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted, and will promptly, or in the case of any loss or damage to any Equipment of any Grantor within a commercially reasonable time after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary, consistent with past practice. Any Grantor will promptly furnish to the Second Lien Collateral Agent a statement describing in reasonable detail any such loss or damage in excess of $250,000 per occurrence to any Equipment.

(d) Taxes, Etc. Each Grantor agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof.

(e) Intentionally Omitted.

(f) Provisions Concerning the Accounts and the Licenses.

(i) Each Grantor will (A) give the Second Lien Collateral Agent at least 30 days’ prior written notice of any change in such Grantor’s name, identity or corporate organizational form, (B) maintain its jurisdiction of incorporation, organization or formation as set forth in Part A of Schedule I hereto, (C) immediately notify the Second Lien Collateral Agent upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number, and (D) keep adequate records concerning the Accounts and Chattel Paper.

(ii) Each Grantor will, except as otherwise provided in this subsection (f), continue to collect, at its own expense, all amounts due or to become due under the Accounts. In connection with such collections, any Grantor may (and, subject to the Intercreditor Agreement, at the Second Lien Collateral Agent’s direction, will) take such action as any Grantor or the Second Lien Collateral Agent may deem reasonably necessary to enforce collection or performance of the Accounts; provided, however, that subject to the Intercreditor Agreement, the Second Lien Collateral Agent shall have the right, subject to the Intercreditor Agreement, at any time, upon the occurrence and during the continuance of an Event of Default, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Second Lien Collateral Agent and to direct, subject to the Intercreditor Agreement, such account debtors or obligors to make payment of all amounts due or to become due to any Grantor thereunder directly to the Second Lien Collateral Agent or its designated agent and, upon such notification and at the expense of any Grantor and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as any Grantor might have done. Subject to the Intercreditor Agreement, after receipt by any Grantor of a notice from the Second Lien Collateral Agent that the Second Lien Collateral Agent has notified, intends to notify, or has enforced or intends to enforce any Grantor’s rights against the account debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by any Grantor in respect of the Accounts shall be received in trust for the benefit of the Second Lien Collateral Agent hereunder, subject to the Intercreditor Agreement, shall be segregated from other funds of any Grantor and shall be, subject to the Intercreditor Agreement, forthwith paid over to the Second Lien Collateral Agent in the same form as so received (with any necessary endorsement) to be applied as specified in Section 7(b) hereof, and (B) no Grantor will adjust, settle or compromise the amount or payment of any Account or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon. In addition, upon the occurrence and during the continuance of an Event of Default arising from (i) a payment default under the Notes or any other Transaction Document or (ii) any other default following acceleration of the Note, the Second Lien Collateral Agent may (in its sole and absolute discretion), subject to the Intercreditor Agreement, direct any or all of the banks and financial institutions with which any Grantor either maintains a Deposit Account or a lockbox or deposits the proceeds of any Accounts to send immediately to the Second Lien Collateral Agent by wire transfer (to such account as the Second Lien Collateral Agent shall specify, or in such other manner as the Second Lien Collateral Agent shall direct) all or a portion of such securities, cash, investments and other items held by such institution. Any such securities, cash, investments and other items so received by the Second Lien Collateral Agent shall, subject to the Intercreditor Agreement, be applied as specified in accordance with Section 7(b) hereof.

(iii) Upon the occurrence and during the continuance of any material breach or default under of any material License referred to in Part F of Schedule I hereto by any party thereto other than any Grantor, each Grantor party thereto will, promptly after obtaining knowledge thereof, give the Second Lien Collateral Agent written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto and thereafter will take commercially reasonable steps as determined by Company in the exercise of its commercial judgment appropriate to protect and preserve its rights and remedies in respect of such breach or default, or will obtain or acquire an appropriate substitute License.

(iv) Each Grantor will, at its expense, promptly deliver to the Second Lien Collateral Agent a copy of each material notice or other communication received by it by which any other party to any material License referred to in Part F of Schedule I hereto alleges a material breach by Grantor thereto.

(v) Each Grantor will use commercially reasonable efforts to exercise promptly and diligently all material right which it may have under each material License (other than any right of termination) and will duly perform and observe in all respects all of its obligations under each material License and will take all action reasonably necessary to maintain such Licenses in full force and effect. To the extent reasonably likely to cause a material adverse effect on the Noteholder’s rights or remedies hereunder, no Grantor will, without the prior written consent of the Second Lien Collateral Agent, cancel, terminate or amend, waive or modify any provision of, any material License referred to in Part F of Schedule I hereto.

(g) Transfers and Other Liens.

(i) Other than as expressly permitted in the Notes, no Grantor will sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral.

(ii) No Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral other than a Permitted Lien.

(h) Intellectual Property.

(i) If applicable, any Grantor shall, upon the Second Lien Collateral Agent’s written request, subject to the Intercreditor Agreement, duly execute and deliver the applicable Grant of Security Interest in the form attached hereto as Exhibit A. Each Grantor will use commercially reasonably efforts consistent with past practices to maintain the validity and enforceability of its Intellectual Property; provided, however, that no Grantor shall have an obligation to use or to maintain any Intellectual Property (A) that relates solely to any product or work, that has been, or is in the process of being, discontinued, abandoned or terminated, (B) that is being replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the Lien created by this Agreement or (C) that is substantially the same as another Intellectual Property that is in full force, so long the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such other Intellectual Property is subject to the Lien and security interest created by this Agreement. Each Grantor will, consistent with past practices, use commercially reasonable efforts to cause to be taken all necessary steps in any proceeding before applicable Intellectual Property Office to maintain each registration of any material Intellectual Property (other than the Intellectual Property described in the proviso to the immediately preceding sentence), including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees, taxes or other governmental fees. If any material Intellectual Property (other than Intellectual Property described in the proviso to the first sentence of subsection (i) of this clause (h)) is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, each Grantor shall (x) upon learning of such infringement, misappropriation, dilution or other violation, promptly notify the Second Lien Collateral Agent and (y) to the extent any Grantor shall deem appropriate under the circumstances, promptly sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as such Grantor shall deem appropriate under the circumstances to protect such Intellectual Property. Each Grantor shall furnish to the Second Lien Collateral Agent from time to time upon its request statements and schedules further identifying and describing the Intellectual Property and Licenses and such other reports in connection with the Intellectual Property and Licenses as the Second Lien Collateral Agent may reasonably request, all in reasonable detail and promptly upon request of the Second Lien Collateral Agent, following receipt by the Second Lien Collateral Agent of any such statements, schedules or reports, each Grantor shall modify this Agreement by amending Part F of Schedule I hereto, as the case may be, to include any Intellectual Property and License, as the case may be, which becomes part of the Collateral under this Agreement and shall execute and authenticate such documents and do such acts as shall be necessary or, in the reasonable judgment of the Second Lien Collateral Agent, desirable to subject such Intellectual Property and Licenses to the Lien and security interest created by this Agreement. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, no Grantor may abandon or otherwise permit any Intellectual Property to become invalid without the prior written consent of the Second Lien Collateral Agent.

(ii) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of Copyright with the US Copyright Office unless it gives the Second Lien Collateral Agent prior written notice thereof. Grantor will promptly notify the Second Lien Collateral Agent of the filing of any Trademark or issuance of any Patent. Upon request of the Second Lien Collateral Agent, subject to the Intercreditor Agreement, any Grantor shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers as the Second Lien Collateral Agent may reasonably request to perfect or provide notice of the Second Lien Collateral Agent’s security interest hereunder in such Intellectual Property and the General Intangibles of any Grantor relating thereto or represented thereby, and each Grantor hereby appoints the Second Lien Collateral Agent, subject to the Intercreditor Agreement, its attorney-in-fact to execute and/or authenticate and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until the indefeasible payment in full in cash of all of the Obligations in full.

(i) Deposit, Commodities and Securities Accounts. Subject to the Intercreditor Agreement, upon the Second Lien Collateral Agent’s written request, each Grantor shall cause each bank and other financial institution with an account referred to in Part E of Schedule I hereto to execute and deliver to the Second Lien Collateral Agent, a control agreement, in form and substance reasonably satisfactory to the Second Lien Collateral Agent, duly executed by each Grantor and such bank or financial institution, or enter into other arrangements in form and substance satisfactory to the Second Lien Collateral Agent, pursuant to which such institution shall irrevocably agree, inter alia, that, (i) it will comply at any time with the instructions originated by the Second Lien Collateral Agent, subject to the Intercreditor Agreement, to such bank or financial institution directing the disposition of cash, Commodity Contracts, securities, Investment Property and other items from time to time credited to such account, without further consent of each Grantor, which instructions the Second Lien Collateral Agent will not give to such bank or other financial institution in the absence of (i) a continuing Event of Default arising from a payment default under the Notes or other Transaction Documents or (ii) any other continuing Event of Default following acceleration of the Notes, (iii) all Commodity Contracts, securities, Investment Property and other items of each Grantor deposited with such institution shall be subject to a perfected, second priority security interest in favor of the Second Lien Collateral Agent, subject to the Intercreditor Agreement, (iv) any right of set off (other than recoupment of standard fees), banker’s Lien or other similar Lien, security interest or encumbrance shall be fully waived as against the Second Lien Collateral Agent, and (v) upon receipt of written notice from the Second Lien Collateral Agent during the continuance of an Event of Default, such bank or financial institution shall immediately send to the Second Lien Collateral Agent by wire transfer (to such account as the Second Lien Collateral Agent shall specify, or in such other manner as the Second Lien Collateral Agent shall direct) all such cash, the value of any Commodity Contracts, securities, Investment Property and other items held by it. Without the prior written consent of the Second Lien Collateral Agent, each Grantor shall not make or maintain any Deposit Account, Commodity Account or Securities Account except for the accounts set forth in Part E of Schedule I hereto. The provisions of this paragraph 5(i) shall not apply to (i) Deposit Accounts for which the Second Lien Collateral Agent is the depositary and (ii) Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of each Grantor’s salaried or hourly employees.

(j) Motor Vehicles.

(i) Subject to the Intercreditor Agreement, upon the Second Lien Collateral Agent’s written request, each Grantor shall deliver to the Second Lien Collateral Agent originals of the certificates of title or ownership for all motor vehicles owned by it with the Second Lien Collateral Agent listed as lienholder, for the benefit of the Secured Parties.

(ii) Subject to the Intercreditor Agreement, each Grantor hereby appoints the Second Lien Collateral Agent as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (A) executing on behalf of such Grantor title or ownership applications for filing with appropriate state agencies to enable motor vehicles now owned or hereafter acquired by such Grantor to be retitled and the Second Lien Collateral Agent listed as lienholder thereof, (B) filing such applications with such state agencies, and (C) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Grantor as the Second Lien Collateral Agent may deem necessary or advisable to accomplish the purposes of this 5(j) (including, without limitation, for the purpose of creating in favor of the Second Lien Collateral Agent a perfected Lien on the motor vehicles and exercising the rights and remedies of the Second Lien Collateral Agent hereunder). This appointment as attorney-in-fact is coupled with an interest and is irrevocable until all of the Obligations (other than inchoate indemnity Obligations) are indefeasibly paid in full in cash.

(iii) Any certificates of title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each motor vehicle covered thereby.

(iv) So long as no Event of Default shall have occurred and be continuing, upon the request of any Grantor, the Second Lien Collateral Agent shall execute and deliver to any Grantor such instruments as any Grantor shall reasonably request to remove the notation of the Second Lien Collateral Agent as lienholder on any certificate of title for any motor vehicle; provided, however, that any such instruments shall be delivered, and the release effective, only upon receipt by the Second Lien Collateral Agent of a certificate from any Grantor stating that such motor vehicle is to be sold or has suffered a casualty loss (with title thereto in such case passing to the casualty insurance company therefor in settlement of the claim for such loss) and the amount that any Grantor will receive as sale proceeds or insurance proceeds.

(k) Control. Each Grantor hereby agrees to take any or all action that may be necessary or that the Second Lien Collateral Agent may reasonably request in order for the Second Lien Collateral Agent to obtain control in accordance with Sections 9-105, 9-106 and 9-107 of the Code with respect to the following Collateral: (i) Electronic Chattel Paper, (ii) Investment Property, and (iii) Letter-of-Credit Rights.

(l) Inspection and Reporting. Each Grantor shall permit the Second Lien Collateral Agent, or any agent or representatives thereof or such professionals or other Persons as the Second Lien Collateral Agent may designate, during normal business hours, after reasonable prior notice, in the absence of an Event of Default and not more than once a year in the absence of an Event of Default, (i) to examine and make copies of and abstracts from any Grantor’s records and books of account, (ii) to visit and inspect its properties, (iii) to verify materials, leases, Instruments, Accounts, Inventory and other assets of any Grantor from time to time, (iii) to conduct audits, physical counts, appraisals and/or valuations, examinations at the locations of any Grantor. Each Grantor shall also permit the Second Lien Collateral Agent, or any agent or representatives thereof or such professionals or other Persons as the Second Lien Collateral Agent may designate to discuss such Grantor’s affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives.

(m) Notwithstanding the foregoing or anything else in this Agreement, the Grantors shall be entitled to withhold any material non public information unless the Secured Parties shall have waived the application of Section 4(h) of the Purchase Agreements and Section 7(e) of the Exchange Agreements with respect to such information.

SECTION 6. Additional Provisions Concerning the Collateral.

(a) To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Second Lien Collateral Agent may reasonably deem necessary or advisable for the perfection of the security interests hereunder or for the exercise of its rights and remedies hereunder, each Grantor hereby (i) authorizes the Second Lien Collateral Agent to execute any such agreements, instruments or other documents in such Grantor’s name and to file such agreements, instruments or other documents in such Grantor’s name and in any appropriate filing office, (ii) authorizes the Second Lien Collateral Agent at any time and from time to time to file, one or more financing or continuation statements, and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Second Lien Collateral Agent may determine regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the Uniform Commercial Code or whether any particular asset of such Grantor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor) and (iii) ratifies such authorization to the extent that the Second Lien Collateral Agent has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b) Subject to the Intercreditor Agreement, each Grantor hereby irrevocably appoints the Second Lien Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Second Lien Collateral Agent’s discretion, so long as an Event of Default shall have occurred and is continuing, to take any action and to execute any instrument which the Second Lien Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement or for the purpose of exercising its remedies pursuant hereto (subject to the rights of each Grantor under Section 5 hereof), including, without limitation, (i) to obtain and adjust insurance required to be paid to the Second Lien Collateral Agent pursuant to Section 5(e) hereof, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above, (iv) to file any claims or take any action or institute any proceedings which the Second Lien Collateral Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Secured Parties with respect to any Collateral, and (v) to execute assignments, licenses and other documents to enforce the rights of the Secured Parties with respect to any Collateral. This power is coupled with an interest and is irrevocable until all of the Obligations (other than inchoate indemnity Obligations) are indefeasibly paid in full in cash.

(c) For the purpose of enabling the Second Lien Collateral Agent to exercise rights and remedies hereunder, at such time as Event of Default shall have occurred and is continuing and maturity of the debt evidence by the Notes shall have been accelerated, and for no other purpose, subject to the Intercreditor Agreement, each Grantor hereby grants to the Second Lien Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, assign, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Further, upon the indefeasible payment in full in cash of all of the Obligations (other than inchoate indemnity Obligations), the Second Lien Collateral Agent (subject to Section 10(e) hereof) shall release and reassign to any Grantor all of the Second Lien Collateral Agent’s right, title and interest in and to the Intellectual Property, and the Licenses, all without recourse, representation or warranty whatsoever. The exercise of rights and remedies hereunder by the Second Lien Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by each Grantor. Each Grantor hereby releases the Second Lien Collateral Agent from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Second Lien Collateral Agent under the powers of attorney granted herein other than actions taken or omitted to be taken through the Second Lien Collateral Agent’s gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.

(d) If any Grantor fails to perform any agreement or obligation contained herein, the Second Lien Collateral Agent, subject to the Intercreditor Agreement, may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Second Lien Collateral Agent, and the expenses of the Second Lien Collateral Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 8 hereof and shall be secured by the Collateral.

(e) The powers conferred on the Second Lien Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Second Lien Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(f) Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable under the Licenses and otherwise with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Second Lien Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Second Lien Collateral Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or with respect to any of the other Collateral, nor shall the Second Lien Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 7. Remedies Upon Event of Default. If any Event of Default shall have occurred and be continuing:

(a) Subject to the Intercreditor Agreement, the Second Lien Collateral Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Second Lien Collateral Agent’s name or into the name of its nominee or nominees (to the extent the Second Lien Collateral Agent has not theretofore done so) and thereafter receive, subject to the Intercreditor Agreement, for the benefit of the Second Lien Collateral Agent, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and, subject to the Intercreditor Agreement, upon request of the Second Lien Collateral Agent forthwith, assemble all or part of its respective Collateral as directed by the Second Lien Collateral Agent and make it available to the Second Lien Collateral Agent at a place or places to be designated by the Second Lien Collateral Agent that is reasonably convenient to both parties, and the Second Lien Collateral Agent may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Second Lien Collateral Agent’s rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Second Lien Collateral Agent’s offices or elsewhere, subject to the Intercreditor Agreement, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Second Lien Collateral Agent, subject to the Intercreditor Agreement, may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Second Lien Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of its respective Collateral shall be required by law, at least ten (10) days’ notice to any Grantor of the time and place of any public sale or the time after which any private sale or other disposition of its respective Collateral is to be made shall constitute reasonable notification. The Second Lien Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Second Lien Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which its respective Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Second Lien Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that any Grantor may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (i) any such sale of its respective Collateral by the Second Lien Collateral Agent shall be made without warranty, (ii) the Second Lien Collateral Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Collateral. In addition to the foregoing, (1) upon written notice to any Grantor from the Second Lien Collateral Agent after and during the continuance of an Event of Default and following acceleration of the Notes, such Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (2) the Second Lien Collateral Agent may, subject to the Intercreditor Agreement, at any time and from time to time after and during the continuance of an Event of Default and following acceleration of the Notes, upon 10 days’ prior notice to such Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Second Lien Collateral Agent, subject to the Intercreditor Agreement, shall in its sole discretion determine; and (3) the Second Lien Collateral Agent may, at any time, pursuant to the authority granted in Section 6 hereof (such authority being effective upon the occurrence and during the continuance of an Event of Default and following acceleration of the Notes), execute and deliver on behalf of such Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

(b) Any cash held by the Second Lien Collateral Agent as Collateral and all Cash Proceeds received by the Second Lien Collateral Agent, subject to the Intercreditor Agreement, in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral shall be applied (after payment of any amounts payable to the Second Lien Collateral Agent pursuant to Section 8 hereof and subject to the Intercreditor Agreement) by the Second Lien Collateral Agent against, all or any part of the Obligations in such order as the Second Lien Collateral Agent shall elect, consistent with the provisions of the Purchase Agreements and other Transaction Documents. Any surplus of such cash or Cash Proceeds held by the Second Lien Collateral Agent and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Parties are legally entitled, each Grantor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Second Lien Collateral Agent to collect such deficiency.

(d) Each Grantor hereby acknowledges that if the Second Lien Collateral Agent complies with any applicable state, provincial, or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(e) The Second Lien Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Second Lien Collateral Agent’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that any Grantor lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Second Lien Collateral Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

SECTION 8. Indemnity and Expenses.

(a) Each Grantor agrees, jointly and severally, to defend, protect, indemnify and hold the Secured Parties harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of such Person’s counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent resulting from such Person’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

(b) Each Grantor agrees, jointly and severally, to pay to the Second Lien Collateral Agent, upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Second Lien Collateral Agent and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Second Lien Collateral Agent), which the Second Lien Collateral Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Second Lien Collateral Agent hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

SECTION 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied, e-mailed or delivered, at its address set forth on the signature pages below, and if to the Second Lien Collateral Agent to it, at its address specified on the signature pages below; or as to any such Person, at such other address as shall be designated by such Person in a written notice to all other parties hereto complying as to delivery with the terms of this Section 9. All such notices and other communications shall be effective (a) if sent by certified mail, return receipt requested, when received or three days after deposited in the mails, whichever occurs first, (b) if telecopied or e-mailed, when transmitted (during normal business hours) and confirmation is received, and otherwise, the day after the notice or communication was transmitted and confirmation is received, or (c) if delivered in person, upon delivery.

SECTION 10. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor and the Second Lien Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by each Grantor therefrom, shall be effective unless it is in writing and signed by each Grantor and the Second Lien Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Second Lien Collateral Agent to exercise, and no delay in exercising, any right hereunder or under any of the other Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Parties provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Secured Parties under any of the other Transaction Documents against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any of the other Transaction Documents against such party or against any other Person, including but not limited to, any Grantor.

(c) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full in cash of the Obligations (other than inchoate indemnity Obligations), and (ii) be binding on each Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to any Grantor, the Secured Parties may, subject to the terms of any Transaction Documents, assign or otherwise transfer their rights and obligations under this Agreement and any of the other Transaction Documents in accordance with the respective

Transaction Documents, to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Secured Parties herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Secured Parties shall mean the assignee of the Secured Parties. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Second Lien Collateral Agent, and any such assignment or transfer without the consent of the Second Lien Collateral Agent shall be null and void.

(e) Upon the indefeasible payment in full in cash of the Obligations (other than inchoate indemnity Obligations), (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the respective Grantor that granted such security interests hereunder, and (ii) the Second Lien Collateral Agent will, upon any Grantor’s request and at such Grantor’s expense, (A) return to such Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

(f) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(g) ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS THEREOF, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION, SUIT OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

(h) EACH GRANTOR AND (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT) THE SECOND LIEN COLLATERAL AGENT WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, ORAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE PARTIES HERETO.

(i) Each Grantor irrevocably consents to the service of process of any of the aforesaid courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any Grantor at its address provided herein, such service to become effective 10 days after such mailing.

(j) Nothing contained herein shall affect the right of the Second Lien Collateral Agent to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Grantor or any property of any Grantor in any other jurisdiction.

(k) Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(l) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(m) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one in the same Agreement.

(n) The rights and remedies of the Second Lien Collateral Agent under this Agreement will be subject to the terms, conditions and provisions of the Intercreditor Agreement and the rights of the First Lien Collateral Agent under the First Lien Security Agreement. Notwithstanding anything to the contrary in this Agreement, prior to the payment in full of First Lien Indebtedness (as defined in the Intercreditor Agreement), any obligation of the Grantors in this Agreement that requires delivery of Collateral to, possession or control of Collateral with, the pledge, assignment, endorsement or transfer of Collateral to or the registration of Collateral in the name of, the Second Lien Collateral Agent shall be deemed complied with and satisfied if such delivery of collateral is made to, such possession or control of Collateral is with, or such Collateral be assigned, endorsed or transferred to or registered in the name of, the First Lien Collateral Agent; provided that, notwithstanding the foregoing, nothing contained in this Section shall limit or otherwise adversely effect the grant of a lien on or a security interest in any Collateral under Section 2 of this Agreement. To the extent that any covenants, representations or warranties set forth in this Agreement are untrue or incorrect or Grantors are prevented from complying with instructions or obligations to the Second Lien Collateral Agent solely as a result of the delivery to, or grant of possession or control to, the First Lien Collateral Agent in accordance with this Section, such representation or warranty shall not be deemed to be untrue or incorrect for purposes of this Agreement nor shall the failure to comply with instructions from or obligations to the Second Lien Collateral Agent be a breach hereunder.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

NANOGEN, INC.

By:
Name:
Title:

ACCEPTED BY:

PORTSIDE GROWTH AND OPPORTUNITY FUND

By:
Name:
Title:

Security Agreement

SCHEDULE I

PART A:	Legal Names; Organizational Identification Numbers; State or Jurisdiction of Organizations

Grantor’s Name	State of Organization	Employer I.D.	Organizational I.D.

PART B:	Locations

Grantor’s Name	Chief Executive Office	Chief Place of Business	Books and Records	Inventory, Equipment, Etc.

PART C:	Financing Statements

Grantor	Jurisdictions For Filing Financing Statements

PART D:	Commercial Tort Claims

[Describe Commercial Tort Claim]

PART E:	Promissory Notes, Securities, Instruments and Deposit, Securities and Commodities Accounts

Securities

Grantor	Name of Issuer	Number of Shares	Class	Certificate No.(s)

Promissory Notes and other Instruments

Grantor	Name of Issuer	Principal Amount	Maturity Date

Deposit, Securities or Commodities Accounts

Grantor	Name and Address of Institution	Purpose of the Account	Account No.	Type of Account

PART F:	Intellectual Property

Trademarks

Grantor	Country	Trademark	Application/Registration No.	Filing Date	Registration Date	Assignees

Patents

Copyrights

Licenses

PART G:	Tradenames

Schedule I, Page 1

EXHIBIT A

GRANT OF SECURITY INTEREST — [TRADEMARKS] [PATENTS] [COPYRIGHTS]

WHEREAS,                                          (the “Assignor”) [has adopted, used and is using, and holds all right, title and interest in and to, the trademarks and service marks listed on Annex A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the “Trademarks”)] [holds all right, title and interest in the letter patents, design patents and utility patents listed on Annex A, which patents are issued or applied for in the United States Patent and Trademark Office (the “Patents”)] [holds all right, title and interest in the copyrights listed on Annex A, which copyrights are registered in the United States Copyright Office (the “Copyrights”)];

WHEREAS, the Assignor has entered into a Second Lien Security Agreement, dated as of August     , 2008 (as amended, restated, replaced, supplemented, modified or as otherwise changed from time to time, the “Security Agreement”), in favor of Portside Growth and Opportunity Fund, as Second Lien Collateral Agent for certain purchasers (the “Assignee”);

WHEREAS, pursuant to the Security Agreement, the Assignor has granted to the Assignee for the benefit of the Investors (as defined in the Security Agreement) a continuing security interest in all right, title and interest of the Assignor in, to and under the [Trademarks, together with, among other things, the good-will of the business symbolized by the Trademarks] [Patents] [Copyrights] and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the “Collateral”), to secure the payment, performance and observance of the “Obligations” (as defined in the Security Agreement);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby grant to the Assignee for the benefit of the Secured Parties a continuing security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Assignor has caused this Grant of Security Interest to be duly executed by its officer thereunto duly authorized as of             , 20

[GRANTORS]

By:
Name:
Title:

ANNEX A TO ASSIGNMENT FOR SECURITY

[Trademarks and Trademark Applications] [Patent and Patent Applications] [Copyright and Copyright Applications] Owned by